SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2002

TARGITINTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27391	51-0347728

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Number)

155 Commerce Way, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (603) 766-8300

     (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

On July 31, 2002, Einhundertsechsundneunzigste Vermoegensverwaltungs GmbH (“Naxos”), a German corporation, acquired 8,400,000 shares of the Registrant’s common stock from the Registrant in a private transaction at $0.02 per share. Naxos is wholly-owned by Taurus Investment Group, Inc. (“Taurus”), a Florida corporation owned by Guenther Reibling, who is a Director of the Registrant, and his brother, Lorenz Reibling. (Naxos, Taurus, Guenther Reibling, Lorenz Reibling, and The Laura Reibling Revocable Trust (the “Reibling Trust”), a family trust of which Lorenz Reibling and his wife, Laura Reibling, are co-trustees, are collectively called “The Reibling Group” in this Report.) Naxos has advised the Registrant that Naxos funded the common stock acquisition through a loan from Taurus. On September 10, 2002, Guenther and Lorenz Reibling converted $212,744.55 of the Registrant’s indebtedness to them into 7,091,485 shares of common stock at a price of $.03 per share. Based on a Schedule 13D filed by The Reibling Group on September 23, 2002, The Reibling Group controls 45.12% of the Registrant’s common stock, which management believes constitutes a controlling interest in the Registrant.

Both Guenther Reibling and Lorenz Reibling were shareholders, and Lorenz Reibling was a director, of Williams Software, Inc., DBA FirstPop Technologies (“Williams”), when it was acquired by the Registrant in June 2001. Guenther and Lorenz Reibling received their initial shares in the Registrant (as more fully set forth in the following schedule) on the consummation of the Williams acquisition. In December 2001 The Reibling Group purchased 335,850 restricted shares of the common stock of the Registrant for $.25 per share, which proceeds the Registrant used primarily to fund its continuing operations. On April 30, 2002, The Reibling Group funded a secured line of credit for the Registrant in the amount of $212,744 and converted the Registrant’s line of credit indebtedness into 7,091,485 shares of common stock on September 10, 2002.

The following is a summary of the common stock acquired by each member of The Reibling Group, the dates of acquisition, and the prices paid for the shares. The summary is supplemented by the narrative appearing after the summary. The information which follows is derived from The Reibling Group’s Schedule 13D filed on September 23, 2002.

		Price Per
Date	Shares	Share	Stockholder

06/30/01	788,810	163	Lorenz Reibling
06/30/01	40,096	163	Lorenz Reibling
06/30/01	902,204	163	Guenther Reibling
06/30/01	40,096	163	Guenther Reibling
12/31/01	117,925	25	Guenther Reibling
12/31/01	117,925	25	Reibling Trust
12/31/01	50,000	25	Reibling Trust
12/31/01	50,000	25	Guenther Reibling
06/30/02	44,222	04	Guenther Reibling
06/30/02	44,222	04	Reibling Trust
06/30/02	18,750	04	Reibling Trust
06/30/02	18,750	04	Guenther Reibling
07/31/02	8,400,000	02	Naxos
09/10/02	4,021,613	03	Guenther Reibling
09/10/02	3,069,872	03	Lorenz Reibling

On or about January 9, 2002, Lorenz Reibling transferred 788,810 shares to the Reibling Trust without consideration.

On August 28, 2002, Taurus acquired 20,867 shares of common stock in consideration of rental payments due by Williams.

Naxos acquired 8,400,000 shares of common stock on July 31, 2002, in consideration of $200,000 ($.02 per share) paid to the Registrant.

On December 10, 2001, the Registrant issued Guenther Reibling options to purchase 50,000 of the Registrant’s common shares at a price of $0.50 for a period of five (5) years. As of the date of this filing, no options have been exercised.

Pursuant to their secured loan agreement with the Registrant dated April 10, 2002, on September 10, 2002, both Guenther Reibling and Lorenz Reibling converted the Registrant’s indebtedness to them in the amount of $212,744.55 into 7,091,485 shares of common stock at a price of $.03 per share. None of such shares have been issued as of the date of filing of this Report. When they are issued, 4,021,613 shares will be issued to Guenther Reibling and 3,069,872 shares will be issued to Lorenz Reibling.

At present, there are issued and outstanding 32,353,192 shares of the Registrant’s common stock, and there are 7,091,485 shares which have not been issued but are in the process of being issued pursuant to the September 10, 2002, debt conversion described in the preceding paragraph. Except as otherwise noted, the information in this Report, including statements of beneficial share ownership, assume the issuance of these additional shares, in which event the Registrant would have 39,444,677 shares issued and outstanding.

The following table indicates the number of shares beneficially owned by The Reibling Group as reported in its Schedule 13D filed on September 23, 2002:

		Percent of
Name of Person	Number of Shares	Outstanding Stock

Naxos	8,400,000	21.30%
Taurus	8,420,867	27.35%
Guenther Reibling	13,626,676	34.54%
Lorenz Reibling	11,530,835	29.23%
Reibling Trust	1,019,706	2.59%

Item 2. Acquisition or Disposition of Assets.

     None.

Item 3. Bankruptcy or Receivership.

     None.

Item 4. Changes in Registrant’s Certifying Accountant.

None

Item 5. Other Events.

Election of Additional Director and New Officers.

On September 6, 2002, the Board of Directors of the Company elected Aaron Gibitz as a Director, Chairman, and Principal Executive Officer Mr. Gibitz was also elected to the Audit Committee of the Board of Directors. At the same meeting Cynthia Potter Winthrop was elected Chief Operating Officer and James D. Baker, who remains a Director, resigned as President of the Registrant.

The business background of Mr. Gibitz is as follows:

From March 2002 to the present, Mr. Gibitz has been a consultant to Taurus Investment Group,Inc., based in Deerfield Beach, Florida. Taurus invest in real estate and has other business interest including health and wellness consumer products and media/technology. From March 1997 through March 2002, Mr. Gibitz was an executive with Zaremba Management, based in Independence, Ohio. Zaremba is a real estate development and management company that is also engaged in start-up ventures. Mr. Gibitz was responsible for Zaremba’s start-up activities, promotion of such, operational audits and technology management. Prior to 1997 Mr. Gibitz consulted for numerous companies involved in technology evaluations, internal performance audits, turnaround of distressed holdings and financing.

The business background of Ms. Winthop is as follows:

Ms. Winthrop was elected Chief Operating Officer September 6, 2002. Ms. Winthrop joined TargitMail.com in 1999 as Vice President of Sales, helping to push sales from $500,000 to $6 million. In 2000, Ms. Winthrop was named Chief Operating Officer of TargitMail.com and was active in preparing the company for merger, including reducing operating expenditures. She worked through the completion of the three-way merger of TargitMail.com with TargitInteractive, Inc. and FirstPop Technologies in 2001 and in May of 2001 she became a consultant to the Registrant until her recent appointment as COO. From 1990-1994, Ms. Winthrop served as an account representative for Schering Plough Pharmaceutical. Later, she served as director of sales and business development for Black Diamond Consulting, Inc. While at Black Diamond Ms. Winthrop sold and managed software development projects for clients such as Microsoft, Liberty Mutual, Compaq, Dell, and Sun from 1997-1999. She also managed the development of the original TargitInteractive (then TargitMail.com) technology. Ms. Winthrop earned a Bachelor of Science degree from the State University of New York – College at Cortland.

Closing of Florida Sales Office.

As of September 13, 2002, Registrant has closed it sales office in Boca Raton, Florida, and terminated all sales personnel at that location. The Registrant expects to take a small charge for discontinued operations and other adjustments. Currently the Registrant operates in Portsmouth,

New Hampshire, and has a small support office in Taurus’ Deerfield Beach, Florida, facilities.

Loan From Lorenz Reibling.

On September 12, 2002, the Board of Directors resolved to borrow One Hundred Thirty Thousand Dollars ($130,000) from Lorenz Reibling to fund the Registrant’s immediate operating expenses, including the payment of certain creditor obligations. A majority of the Board of Directors other than Guenther Reibling voted to approve the loan. Guenther Reibling abstained from any vote on the matter. The loan bears interest at an annual rate of eighteen percent (18%). Principal and interest are due on December 27, 2002. If the Registrant does not pay the loan at maturity, the unpaid balance of principal and interest is convertible into shares of the Registrant’s common stock at a price of $.01 per share. Further, if the loan is not paid at maturity Mr. Reibling has the right to appoint an additional member to the Registrant’s Board of Directors as long as he remains a shareholder of the Registrant. The Registrant is seeking a permanent factoring facility in order to repay Lorenz Reibling. However, since its acquisition of Williams in June 2001, the Registrant has been unable to obtain financing other than through private placements of its common stock to Guenther Reibling, Lorenz Reibling and affiliates of the Reiblings, or from loans provided by them. Accordingly, it is unlikely that the Registrant will be able to repay the loan approved on September 12, 2002, at maturity. If the loan is not paid at maturity Mr. Reibling may declare the Registrant in default or may convert the loan into shares of common stock, in which latter event The Reibling Group would own approximately 64.82% of the shares of the Registrant’s common stock then to be outstanding, be able to elect the entire Board of Directors, and otherwise exercise increased control over the Registrant’s affairs.

Management Review.

The Company's new management has undertaken a full review of the technology, operations, finance and contractual relationships of the Company. In its preliminary review, it has identified material deficiencies in the data storage, back up and data loss prevention procedures, and has determined that if a catastrophic event were to occur to the Company's information and data storage systems, such event would materially impact the Company's operations. Capital resources are currently not available to remedy the situation. Therefore, in addition to seeking the capital resources necessary for this capital improvement, management will also seek alternative solutions, which could include outsourcing of some of the functions of the Company. Management is also reevaluating contractual relationships with senior managers in a an effort to reduce costs.

Item 6. Resignations of Registrant’s Directors.

     None.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     None.

Item 8. Change in Fiscal Year.

     None.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned herein duly authorized.

TARGITINTERACTIVE, INC.

Dated: September 26, 2002	By: /s/ Aaron Gibitz

Aaron Gibitz, Chairman